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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       AMERICAN FINANCIAL HOLDINGS, INC.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)



DELAWARE
--------
(state of incorporation or organization)       (IRS Employer Identification No.)


102 West Main Street, New Britain, Connecticut  06051
----------------------------------------------  -----
(Address of principal executive offices)        (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]
      Securities Act registration statement file number to which this form relates: 333-84463.
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE  $.01 PER SHARE
                   ---------------------------------------
                              (Title of class)





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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of American Financial Stock," filed on August 4, 1999 as part of the Registrant's Registration Statement on Form S-1, No. 333-84463.

ITEM 2.   EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

          (a)   Certificate of Incorporation

                Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-84463, filed on August 4, 1999.

          (b)   Bylaws

                Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-84463, filed on August 4, 1999.

          (c)   Plan of Conversion

                Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-84463, filed on August 4, 1999.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-84463, filed on August 4, 1999.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    AMERICAN FINANCIAL HOLDINGS, INC.
                                    ---------------------------------
                                              (Registrant)


                                    Date: September 21, 1999


                                    By:   /s/ Robert T. Kenney
                                          -------------------------------------
                                          Robert T. Kenney
                                          Chairman of the Board, President and
                                           Chief Executive Officer